UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009 [August 13, 2009]

ANTICUS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51779 (Commission File Number)	98-0375504 (IRS Employer Identification No.)

1155 Rene-Levesque Ouest, Suite 2500, Montreal, Quebec, Canada H3B 2K4
(Address of principal executive offices)

(514) 992-1391
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICER

Resignation of Directors and Officers:

On August 13, 2009, Hon. Pierre H. Vincent, a Director of Anticus International Corporation (the “Company”), informed the Board of Directors of the Company that he was resigning from the Board of Directors of the Company effective immediately due to other commitments which would impact on his ability to spend time on Company matters.  Mr. Vincent did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTICUS INTERNATIONAL CORPORATION

Date: August 17, 2009	By:	/s/ Daniel Trudeau
Name: Daniel Trudeau
Title: President and CEO